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                        http://www.nixonpeabody.com


                                                                November 1, 2002


Securities and Exchange Commission
450 Fifth St., N.W.
Washington, DC  20549


     Re:  Mutual Fund Group
          JPMorgan Capital Growth Fund
          ----------------------------

Ladies and Gentlemen:

     We have acted as special Massachusetts counsel to Mutual Fund Group, a Massachusetts business trust (the "TRUST") currently consisting of a number of separate series, including the above-referenced series (the "FUND"), on various general matters. This opinion is written in reference to the Class A Shares, Class B Shares and Class C Shares, each par value $.001 per share (collectively, the "SHARES"), of the Fund, to be issued and exchanged on a net asset value basis for all of the assets and liabilities of the JPMorgan H&Q Technology Fund, a separate series of the Trust, pursuant to an Agreement and Plan of Reorganization (the "AGREEMENT"), which Agreement is attached as APPENDIX A to a Combined Registration Statement/Proxy Statement contained in a Form N-14 filed by the Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended (the "REGISTRATION STATEMENT").

     We have reviewed, insofar as either of them relates or pertains to the Fund, the Registration Statement and the Agreement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion. For purposes of such examination, we have assumed the genuineness of all signatures and original documents and the conformity to original documents of all copies submitted to us for our review.

     Based upon the foregoing, we are of the opinion that the Shares have been duly and validly authorized and, when issued and sold in accordance with the Trust's Declaration of Trust and the Agreement, will be legally issued, fully paid and non-assessable.

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Securities and Exchange Commission
November 1, 2002
Page 2


     We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.

                                   Very truly yours,

                                   /s/ NIXON PEABODY LLP